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                                                                    EXHIBIT 10.1

                           INDEMNIFICATION AGREEMENT

                    BIRNER DENTAL MANAGEMENT SERVICES INC.


     1.   EFFECTIVE DATE: September __, 1997

     2.   PARTIES:

           Birner Dental Management Services, Inc. ___________________________
           3801 East Florida Avenue                ___________________________
           Suite 201                               ___________________________
           Denver, Colorado 80210                  ___________________________
           (the "Company")                         ("Indemnified Party")

     3.   RECITALS/AGREEMENT:

          a.        At the request of Birner Dental Management Services, Inc.
(the "Company"), the signatory hereto (the "Indemnified Party") currently serves as a director, officer or manager of the Company (as defined below), or in a combination of these positions. As such, Indemnified Party may be subjected to claims, suits or proceedings.

          b. The Company's Bylaws and Article 109 of the Colorado Business Corporation Act contemplate that contracts may be made between the Company and members of its Board of Directors, officers and employees with respect to indemnification.

          c. In consideration of Indemnified Party's acceptance and continuation of service as a director, officer or manager, or in a combination of these positions, after the date of this Agreement, and in consideration of the mutual covenants stated herein, the parties agree as follows.

     4. DEFINITIONS: As used in this Agreement, the following terms have the following meanings:

          a. Change in Control. A "Change in Control" shall be deemed to have occurred if any of the following events occurs: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total number of votes that may be cast for the election of directors of the Company (for purposes of this definition, the "voting securities"); (ii) at least 40% of the directors of the Company constitute persons who were not, at the time of their first election to the Board of Directors of the Company, candidates proposed by a majority of the Company's Board of Directors in office prior to the time of such first election; (iii) either stockholder approval of the dissolution of the Company or the actual dissolution of the Company; (iv) a sale or other disposition, or the last sale

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or other disposition to occur in a series of sales and/or other dispositions within any 12-month period ("Serial Sales"), by the Company of assets which (at the time of the sale or disposition or, in the case of Serial Sales, as of the beginning of such 12-month period) account for more than 75% of the total assets or 40% of the revenues of the Company, as determined in accordance with generally accepted accounting principles; provided, however, that no sale or disposition of assets or stock shall be taken into account to the extent that the proceeds of such sale or disposition (whether in cash or in-kind) are reinvested in the Company or are, in the case of proceeds received in-kind, used in the ongoing conduct of the Company, provided further that such a reinvestment shall not be deemed to have occurred unless made within 12 months of such sale or disposition and provided further that, the term reinvestment shall include, among other things, the use of proceeds to repay debt incurred in connection with the operation of the business in which the assets sold or disposed of were used; (v) the stockholders shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the voting securities of the Company outstanding immediately prior thereto representing (by remaining outstanding or being converted into securities of the surviving entity or otherwise) less than 70% of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, business combination or reorganization; or (vi) any other event which the Company's Board of Directors determines, in its discretion, would materially alter the structure of the Company or its ownership.

          b. Corporation Law. The term "Corporation Law" means the Colorado Business Corporation Act as it exists on the date of this Agreement and as it may be hereafter amended from time to time. In the case of any amendment of the Colorado Business Corporation Act after the date of this Agreement, when used in reference to an act or omission occurring prior to effectiveness of such amendment (unless prohibited by law), the term "Corporation Law" shall include such amendment only to the extent that the amendment permits the Company to provide broader indemnification rights than the Colorado Business Corporation Act permitted the Company to provide prior to the amendment.

          c. Director, Officer or Manager. As used in reference to a position held by Indemnified Party, the term "director," "officer" or "manager" means a director, officer or manager (as designated by the person's title in the case of a manager) of the Company and, while a director, officer or manager of the Company, Indemnified Party's serving at the Company's request as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (including without limitation any service as a director, officer, manager, employee, agent or fiduciary which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to any employee benefit plan, its participants or beneficiaries). The terms "director," "officer" and "manager" also include, unless the context otherwise requires, the estate or personal representative of a director, officer or manager. The terms "director" and "officer" shall also include any such broader definition as may be provided in the Corporation Law with amendments after the date of this Agreement.

          d. Potential Change in Control. A "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any

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person or entity (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control has occurred.

          e. Proceeding. The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

          f. Reviewing Party. "Reviewing Party" means the person or body determined in accordance with Section 9.

     5. AGREEMENT TO INDEMNIFY: The Company shall indemnify, and keep indemnified, Indemnified Party in accordance with, and to the full extent permitted and/or required by, the Corporation Law and any other applicable law from and against any expenses (including but not limited to attorneys' fees, expenses of investigation and preparation, and fees and disbursements of Indemnified Party's accountants or other experts), judgments, fines (including but not limited to excise taxes assessed on a person with respect to an employee benefit plan), penalties and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with any of the foregoing) actually and reasonably incurred by Indemnified Party in connection with any proceeding in which Indemnified Party was or is made a party or was or is involved (for example, as a witness) by reason of the fact that Indemnified Party is or was a director, officer or manager of the Company.

     6. D&O INSURANCE: So long as Indemnified Party may be subject to any possible proceeding by reason of the fact that Indemnified Party is or was a director or officer of the Company, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnified Party shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage applicable to any then current director or officer of the Company.

     7. ADVANCES: In the event of any proceeding in which Indemnified Party is a party or is involved and which may give rise to a right of indemnification from the Company pursuant to this Agreement, following written request to the Company by Indemnified Party, the Company shall pay to Indemnified Party, in accordance with and to the full extent permitted and/or required by the Corporation Law, amounts to cover reasonable expenses incurred by Indemnified Party in such proceeding in advance of its final disposition if: (1) the Indemnified Party furnishes to the Company a written affirmation of the Indemnified Party's good faith belief that he or she has met the standard of conduct described in section 7-109-102 of the Corporation Law; (2) the Indemnified Party furnishes to the Company a written undertaking, executed personally or on the Indemnified Party's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and
(3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Agreement or the Corporation Law.

     8. BURDEN OF PROOF: If under applicable law, the entitlement of Indemnified Party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that

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Indemnified Party did not act in accordance with such standard shall rest with the Company. Indemnified Party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that Indemnified Party has not met such standard. For purposes of this Agreement, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Indemnified Party did not meet the standard of conduct described in Section 7-109-102.

     9. DETERMINATION REGARDING STANDARD OF CONDUCT; REVIEWING PARTY: Any determination as to whether Indemnified Party has met an applicable standard of conduct for indemnification or advancement of expenses and any evaluation as to the reasonableness of amounts claimed by Indemnified Party shall be made by the Reviewing Party. If there has not been a Change of Control after the date of this Agreement, the Reviewing Party shall be the Board of Directors of the Company or such other committee, body or person(s) designated or appointed by the Board of Directors or by a committee of the Board of Directors of the Company as permitted by the Corporation Law. If there has been a Change of Control after the date of this Agreement and if so requested by the Indemnified Party, the Reviewing Party shall be an independent legal counsel who is selected by the Indemnified Party and approved by the Company (which approval shall not be unreasonably withheld). For this purpose, "independent legal counsel" means a law firm or a member of a law firm that neither is at the time, nor in the past five years has been, retained to represent (i) the Company or the Indemnified Party in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "independent legal counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Colorado, would have a conflict of interest in representing either the Company or the Indemnified Party in an action to determine the Indemnified Party's rights under this Agreement. The Company agrees to pay the reasonable fees of the independent legal counsel referenced above and to indemnify fully such independent legal counsel against any and all expenses (including without limitation attorneys' fees), liabilities, losses and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

     10.  NOTICE TO THE COMPANY:  Indemnified Party shall notify the
Secretary of the Company in writing of any matter for which Indemnified Party intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnified Party of written notice thereof; provided,
                                                                      --------
however, that delay in so notifying the Company shall not constitute a waiver or release by Indemnified Party of rights hereunder.

     11. COUNSEL FOR PROCEEDING; SETTLEMENTS: In the event of any proceeding in which Indemnified Party is a party or is involved and which may give rise to a right of indemnification hereunder, the Company shall have the right to retain counsel, satisfactory to Indemnified Party in his or her discretion, to represent Indemnified Party and any others the Company may designate in such proceeding. In any such proceeding, Indemnified Party shall have the right to retain Indemnified Party's own counsel, but the fees and expenses of such counsel shall be at the expense of Indemnified

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Party unless (a) the retention of such counsel has been specifically authorized by the Company; (b) representation of Indemnified Party and another party by the same counsel would be inappropriate, in the reasonable judgment of Indemnified Party, due to actual or potential differing interests between them; (c) the counsel retained by the Company and satisfactory to Indemnified Party has advised Indemnified Party, in writing, that such counsel's representation of Indemnified Party would be likely to involve such counsel in representing differing interests which could adversely affect either the judgment or loyalty of such counsel to Indemnified Party, whether it be a conflicting, inconsistent, diverse or other interest; or (d) the Company shall fail to retain counsel for Indemnified Party in such proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors' and officers' liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless Indemnified Party and the Company concur in writing that the insurance carrier's doing so is undesirable. The Company shall not be liable under this Agreement for any settlement of any proceeding effected without its written consent. The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnified Party without Indemnified Party's written consent. Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the Company or Indemnified Party.

     12.  ENFORCEMENT; ACTION TO DETERMINE COMPLIANCE WITH STANDARD OF CONDUCT:
The Company acknowledges that Indemnified Party is relying upon this Agreement in serving as a director, officer or manager of the Company. If a claim for indemnification or advancement of expenses is not paid in full by the Company within sixty days, or within twenty days in the case of a claim for advancement of expenses, after a written claim has been received from Indemnified Party by the Company, Indemnified Party may at any time bring a legal action against the Company to recover the unpaid amount of the claim. Indemnified Party shall also be entitled to be paid by the Company all reasonable fees and expenses (including without limitation fees of counsel) in bringing and prosecuting such claim, unless as a part of the legal action concerning such claim the court having jurisdiction over the action determines that each of the material assertions made by Indemnified Party as a basis for the action was not made in good faith or was frivolous. Neither the failure of the Reviewing Party or the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnified Party is proper in the circumstances nor an actual determination by the Reviewing Party or the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnified Party is not entitled to indemnification shall be a defense to the action, be admissible as evidence, or create a presumption that the Indemnified Party is not so entitled. Any such action shall be de novo, and the Indemnified Party shall not be prejudiced by reason of any such adverse determination. If an action is brought pursuant to this Section, a final nonappealable order in such action shall constitute the ultimate determination of the Indemnified Party's right to indemnification. Whether or not Indemnified Party has met any applicable standard of conduct, the Court in such suit may order indemnification or the advancement of expenses as the Court deems proper (subject to any express limitation of the Corporation Law). Further, the Company shall indemnify Indemnified Party from and against any and all expenses (including without limitation attorneys' fees) and, if requested by Indemnified Party, shall (within twenty days of such request) advance such

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expenses to Indemnified Party, which are incurred by Indemnified Party in connection with any claim asserted against or legal action brought by Indemnified Party for recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnified Party is unsuccessful in whole or in part in such claim or suit.

     13. PROCEEDINGS BY INDEMNIFIED PARTY: Notwithstanding other provisions of this Agreement to the contrary, prior to a Change in Control, the Company shall not indemnify Indemnified Party and advance expenses to Indemnified Party in connection with any proceeding (or part thereof) initiated by Indemnified Party against the Company or any director, officer or manager of the Company unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company or such other committee, body or person(s) designated or appointed by the Board of Directors, or a committee of the Board of Directors, of the Company, as permitted by the Corporation Law.

     14. ESTABLISHMENT OF TRUST: In the event of a Potential Change in Control, the Company shall, upon written request by Indemnified Party, create a trust for the benefit of Indemnified Party (and possibly others as described below) and from time to time upon written request of Indemnified Party shall fund such trust in an amount sufficient to satisfy any and all expenses and other amounts for which indemnification may be sought under this Agreement and which at the time of each such request are reasonably anticipated to be incurred, are proposed to be paid by Indemnified Party, have actually been paid by Indemnified Party or have actually been claimed in a proceeding. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Company and Indemnified Party or, if they are unable to reach such mutual agreement within ten days after any such request by Indemnified Party for funding, by a Reviewing Party who is selected in accordance with Section 9 of this Agreement as if a Change of Control had occurred. In determining any such amounts, the parties or the Reviewing Party (as the case may be) shall take into account the availability of any amounts under any directors' and officers' liability insurance. At the Company's discretion, the trust created by the Company at the request of the Indemnified Party pursuant to the foregoing obligation may also be for the benefit of other existing or former officers, directors or employees of the Company with respect to indemnification and advancement of expenses, and may be a trust previously created and existing at the time for the benefit of any such persons. If and to the extent authorized by the parties or Reviewing Party, as the case may be, when determining the amounts to be deposited in the trust, the trust may commingle and combine into one or more funds amounts held for Indemnified Person and such other persons. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnified Party, (ii) the trustee shall advance within twenty days of a request by Indemnified Party, any and all expenses to Indemnified Party (and Indemnified Party hereby agrees to reimburse the trust under the circumstances under which Indemnified Party would be required to reimburse the Company under Section 7 of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall pay promptly (but in any event within sixty days after a written claim for indemnification) to Indemnified Party all amounts for which the Indemnified Party is entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the

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Reviewing Party or a court of competent jurisdiction, as the case may be, that
Indemnified Party has been fully indemnified under the terms of this Agreement. The trustee shall be an individual or entity chosen by Indemnified Party and approved by the Company (whose approval shall not be unreasonably withheld). All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including without limitation attorneys' fees), liabilities, losses and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust. Nothing in this
Section 14 shall relieve the Company of any of its obligations under this Agreement.

     15. NONEXCLUSIVITY: The rights of Indemnified Party for indemnification and advancement of expenses under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnified Party may be entitled under Colorado law, the Company's Articles of Incorporation or Bylaws, vote of shareholders or otherwise.

     16.  MISCELLANEOUS:

          a. Effectiveness. This Agreement is effective for, and shall apply to, (i) any claim which is asserted or threatened before, on or after the date of this Agreement but for which no action, suit or proceeding has actually been brought prior to the date of this Agreement and (ii) any action, suit or proceeding which is threatened before, on or after the date of this Agreement but which is not pending prior to the date of this Agreement. Thus, this Agreement shall not apply to any action, suit or proceeding which has actually been brought before the date of this Agreement. So long as the foregoing standard of effectiveness has been satisfied, this Agreement shall be effective for and shall be applied to acts or omissions prior to, on or after the date of this Agreement.

          b. Survival; Continuation. The rights of Indemnified Party hereunder shall inure to the benefit of the Indemnified Party (even after Indemnified Party ceases to be a director, officer or manager), Indemnified Party's personal representative, heirs, executors, administrators and beneficiaries; and this Agreement shall be binding upon the Company, its successors and assigns. The rights of Indemnified Party under this Agreement shall continue so long as Indemnified Party may be subject to any possible proceeding because of the fact that Indemnified Party was a director, officer or manager of the Company. If the Company sells, leases, exchanges or otherwise disposes of, in a single transaction or series of related transactions, all or substantially all of its property and assets, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the person or entity acquiring such property and assets shall become bound by and replace the Company under this Agreement.

          c. Partial Indemnification. If the Indemnified Party is entitled to indemnification by the Company for some or a portion of expenses, judgments, penalties, fines or settlement amounts actually incurred by the Indemnified Party in a proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnified Party for the portion of such expenses, judgments, penalties, fines or settlement amounts to which the Indemnified Party is entitled.

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          d.        No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any proceeding against the Indemnified Party to the extent the Indemnified Party has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise subject to indemnification under this Agreement.

          e. Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without regard to the conflict of laws principles thereof.
          f. Severability. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the full extent permitted by law and all other provisions shall remain in full force and effect.

          g. Amendment. No amendment, termination or cancellation of this Agreement shall be effective unless in writing signed by the Company and Indemnified Party.

          h. Subrogation. In the event of payment under this Agreement the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          i. Headings. The headings in this Agreement are for convenience only and are not to be considered in construing this Agreement.

          j. Counterparts. This Agreement may be executed in counterparts, both of which shall be deemed an original, and together shall constitute one document.

     The parties have executed this Agreement as of the Effective Date first above stated.

BIRNER DENTAL MANAGEMENT
SERVICES INC.                           INDEMNIFIED PARTY



By:                                     By:
    -------------------------------         ------------------------------
    Name:                                   Name:
         --------------------------              -------------------------
    Title:                                  Title:
          -------------------------               ------------------------

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